                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-74720, 33-80852, 333-09095, 333-44667, 333-44669, 333-36639,
33-92900, 333-00500, 333-36645 and 333-84199) pertaining to the 1989 Stock Plan,
1993 Employee Stock Purchase Plan, 1993 Employee Stock Bonus Plan, 1994 Non-Employee Directors' Stock Option Plan, 1997 Equity Incentive Plan and 1997 Non-Officer Equity Incentive Plan of Axys Pharmaceuticals, Inc. and to the Registration Statements (Form S-3 Nos. 333-32100, 333-35826, and 333-35828)
pertaining to the registration of 3,497,778 shares of common stock, $35,000,000 of debt securities and warrants to purchase common stock, and $50,000,000 of its common stock, of our report dated February 15, 2001 with respect to the consolidated financial statements of Discovery Partners International, Inc. included in the Annual Report (Form 10-K) of Axys Pharmaceuticals, Inc. for the year ended December 31, 2000.

                                         ERNST & YOUNG LLP

San Diego, California
March 27, 2001